MGT Capital Provides Operating Update

DURHAM, NC, July 10, 2019 /PRNewswire/ -- MGT Capital Investments, Inc. (OTCQB: MGTI) today provided an operating update to investors.

Following a review of its Bitcoin mining operations, MGT has determined to consolidate its activities going forward in Company-owned and managed facilities. Central to this strategy is the recent purchase of land in LaFayette, GA and the entry into a favorable contract for electricity there. Located adjacent to a utility substation, the several acre property has access to over 20 megawatts (MW) of low-cost power. MGT has also ordered transformers with a total load capacity of 12.5 MW to accommodate the first phase of this project, and has begun the construction and physical site development. The facility will accommodate shipping containers racked with miners with individual capacities of up to 1 MW.

Our agreements with third-party hosting facilities allow for reduced commitments and provide for flexibility to deploy miners at the new Georgia location upon its readiness. MGT is now mining with 1,260 Bitmain S9’s in Colorado Springs, representing its entire commitment in this location. In Coshocton, Ohio, MGT is operating 900 S9 miners and has received delivery of the first Pod5ive container supporting 575 additional miners. We are contractually committed to a total of 1,800 miners in Ohio, with deployment dependent upon the speed of the facility buildout by our third-party partner.

The Company’s long-term commitment to the industry has been reinforced with the recent increase in the price of Bitcoin. New miners, such as the Bitmain Antminer S17, promise over twice the computing power for the same electrical consumption, allowing each MW to translate into nearly 20 Ph/s in mining power. We are confident that by developing our own efficient mining facility in LaFayette, we can support our current Bitcoin miners as well as support future expansion, without reliance on third parties.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (OTCQB: MGTI) is a U.S.- based Bitcoin miner with operations at hosted facilities in Colorado and Ohio. The Company has begun construction of an owned facility in Georgia in pursuing an expansion model to secure low cost power and grow its crypto assets.

For more information on the Company, please visit: https://mgtci.com

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the crypto mining industry; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow and execute its business strategy; volatility in the Bitcoin market; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission. MGT Capital Investments, Inc. provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

Investor and Media Contact:

Robert Lowrey

Chief Financial Officer

rlowrey@mgtci.com

919-378-1788